SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ___________________

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  November 3, 2004
                                                         ----------------

                         Commission file number  0-16079
                                                 -------


                       AIR METHODS CORPORATION 401(k) PLAN
                       -----------------------------------
             (Exact name of Registrant as Specified in Its Charter)


                Delaware                                   84-0915893
                --------                                   ----------
    (State  or  Other  Jurisdiction                    (I.R.S.  Employer
  of  Incorporation  or  Organization)                Identification Number)


7301  South  Peoria,  Englewood,  Colorado                   80112
------------------------------------------                   -----
 (Address  of  Principal  Executive  Offices)             (Zip  Code)


       Registrant's Telephone Number, Including Area Code  (303) 792-7400
                                                           --------------


     Former Name, Former Address and Former Fiscal Year, if Changed Since Last
                                  Report:  N/A


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ITEM 4.01.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 3, 2004, the Air Methods Corporation 401(k) Plan (the Plan) received notification that its auditors, Grant Thornton LLP (Grant Thornton), have resigned for the year ending December 31, 2004. The audit report of Grant Thornton on the financial statements of the Plan for the year ended December 31, 2003, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In addition, during the Plan's year ended December 31, 2003, and through November 3, 2004, there was no disagreement with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject of that disagreement in its report on the Plan's financial statements for that period. During the year ended December 31, 2003, and through November 3, 2004, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Plan provided a copy of the foregoing disclosures to Grant Thornton prior to the date of the filing of this report and requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished by Grant Thornton in response to that request (as required by Item 304(a)(3) of Regulation S-K) dated November 4, 2004, is filed as Exhibit
16.1  to  this  Form  8-K.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      AIR METHODS CORPORATION



Date:  November 4, 2004               By  /s/ Sharon M. Northern
                                        ----------------------------------
                                         Sharon M. Northern
                                         Planning & Analysis Manager
                                         Air Methods Corporation
                                         Plan Administrator


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